UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2020 (June 30, 2020)

ACACIA RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

4 Park Plaza, Suite 550
Irvine, California	92614
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (949) 480-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The NASDAQ Capital Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).     [_] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 1.01.	Entry into a Material Definitive Agreement.

Senior Secured Note Exchange

On June 30, 2020, Acacia Research Corporation, a Delaware corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with Merton Acquisition HoldCo LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merton”) and Starboard Value LP (the “Designee”), on behalf of itself and on behalf of certain funds and accounts under its management, including the holders of the Company’s $115 million outstanding aggregate principal amount of senior secured notes (the “Old Notes”), originally issued pursuant to the Company’s previously reported Securities Purchase Agreement, dated November 18, 2019 (the “Purchase Agreement”), with the Designee and the Buyers (as defined in the Purchase Agreement), as supplemented by the Supplemental Agreement, dated June 4, 2020, with the Designee. Pursuant to the Exchange Agreement, the holders of the Old Notes exchanged (the “Exchange”) the entire outstanding principal amount for new senior notes (the “New Notes”) issued by Merton having an aggregate outstanding original principal amount of $115 million. Such exchange was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 3(a)(9) thereof.

The New Notes bear interest at a rate of 6.00% per annum and will mature December 31, 2020. The New Notes are fully guaranteed by the Company and are secured by an all-assets pledge of the Company and Merton and non-recourse equity pledges of each of the Company’s material subsidiaries. Pursuant to the Exchange Agreement, the New Notes (i) are deemed to be “Notes” for purposes of the Purchase Agreement, (ii) are deemed to be “June 2020 Approved Investment Notes” for purposes of the Exchange Agreement, and therefore the Company has agreed to redeem $80 million principal amount of the New Notes by September 30, 2020 and (iii) are deemed to be “Notes” for the purposes of the previously issued Series B Warrants of the Company (the “Series B Warrants”), and therefore may be tendered pursuant to a Note Cancellation under the Series B Warrants on the terms set forth in the Series B Warrants and the New Notes. Delivery of notes in the form of the New Notes will satisfy the delivery of Exchange Notes pursuant to Section 16(i) of the Certificate of Designations of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share. The New Notes will not be deemed to be “Notes” for the purposes of the Registration Rights Agreement, dated as of November 18, 2019, by and between the Company, the Designee and the Buyers.

The foregoing description of the Exchange Agreement, the Exchange and the New Notes are summaries of the material terms of such agreement, event and notes, do not purport to be complete and are qualified in their entirety by reference to the Exchange Agreement, form of Senior Secured Note, Stock Pledge Agreement, Guaranty and Release of Security Interests in Patents, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure in Item 1.01 is incorporated by reference into this Item 3.03.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description of Exhibit
10.1	Exchange Agreement, dated June 30, 2020, among Acacia Research Corporation, Merton Acquisition HoldCo LLC and Starboard Value LP.
10.2	Form of Senior Secured Note.
10.3	Stock Pledge Agreement, dated June 30, 2020, entered into by Acacia Research Group LLC, Advanced Skeletal Innovations LLC and Saint Lawrence Communications LLC in favor of Starboard Value Intermediate Fund LP, as collateral agent.
10.4	Guaranty, dated June 30, 2020, entered into by the Guarantors (as defined therein) in favor of the Holders (as defined therein).
10.5	Release of Security Interests in Patents, dated June 30, 2020, between the Releasees (as defined therein) and Starboard Value Intermediate Fund LP, as collateral agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2020
ACACIA RESEARCH CORPORATION

	By:	/s/ Clifford Press
	Name:	Clifford Press
	Title:	Chief Executive Officer

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